EXHIBIT 99.4

First Wave Bio, Inc.

Financial Report

December 31, 2020

First Wave Bio, Inc.
Contents

Independent Auditor’s Report

To the Board of Directors

First Wave Bio, Inc.

We have audited the accompanying financial statements of First Wave Bio, Inc. (the "Company"), which comprise the balance sheet as of December 31, 2020 and 2019 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Wave Bio, Inc. as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

August 30, 2021

1

First Wave Bio, Inc.

Balance Sheet

December 31, 2020 and 2019

	2020	2019
Assets
Current Assets
Cash	$350,978	$36,059
Accounts receivable	13,278,568	-
Prepaid expenses and other current assets	25,102	4,041
Total current assets	13,654,648	40,100
Intangible Asset ‑ Net (Note 3)	236,250	251,250
Total assets	$13,890,898	$291,350

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$1,607,070	$1,128,402
Convertible debt (Note 4)	3,862,500	12,500
Accrued and other current liabilities	87,659	165,314
Total liabilities	5,557,229	1,306,216
Stockholders’ Equity (Deficit)	8,333,669	(1,014,866)
Total liabilities and stockholders’ equity (deficit)	$13,890,898	$291,350

See notes to financial statements.

2

First Wave Bio, Inc.

Statement of Operations

Years Ended December 31, 2020 and 2019

	2020	2019
Net Revenue	$13,250,000	$-
Operating Expenses
Amortization	15,000	15,000
General and administrative expenses	4,094,625	2,227,058
Total operating expenses	4,109,625	2,242,058
Operating Income (Loss)	9,140,375	(2,242,058)
Nonoperating (Expense) Income
Foreign exchange loss	(40,030)	(19,996)
Litigation settlement (Note 9)	-	707,200
Interest expense	(78,893)	(28,789)
Other income	16,800	-
Total nonoperating (expense) income	(102,123)	658,415
Income (Loss) ‑ Before income taxes	9,038,252	(1,583,643)
Income Tax Expense (Note 6)	2,520	-
Net Income (Loss)	$9,035,732	$(1,583,643)

See notes to financial statements.

3

First Wave Bio, Inc.

Statement of Stockholders’ Equity (Deficit)

Years Ended December 31, 2020 and 2019

	Common Stock	Preferred Stock	Additional Paid‑in Capital	Accumulated Deficit	Total
Balance ‑ January 1, 2019	$200	$558	$6,088,115	$(8,452,483)	$(2,363,610)
Net loss	-	-	-	(1,583,643)	(1,583,643)
Issuance of Series B preferred stock (Note 7)	-	104	2,395,283	-	2,395,387
Conversion of debt to equity	-	-	537,000	-	537,000
Balance ‑ December 31, 2019	200	662	9,020,398	(10,036,126)	(1,014,866)
Net income	-	-	-	9,035,732	9,035,732
Stock option expense	-	-	312,803	-	312,803
Balance ‑ December 31, 2020	$200	$662	$9,333,201	$(1,000,394)	$8,333,669

See notes to financial statements.

4

First Wave Bio, Inc.

Statement of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities
Net income (loss)	$9,035,732	$(1,583,643)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Amortization of intangible assets	15,000	15,000
Stock option expense	312,803	-
Changes in operating assets and liabilities that (used) provided cash:
Accounts receivable	(13,278,388)	-
Prepaid expenses and other assets	(21,241)	(1,594)
Accounts payable	478,668	131,355
Accrued and other liabilities	(77,655)	72,341
Net cash used in operating activities	(3,535,081)	(1,366,541)
Cash Flows from Financing Activities
Proceeds from convertible debt	3,850,000	-
Payments on debt	-	(537,602)
Proceeds from issuance of Series B preferred stock	-	1,678,489
Net cash provided by financing activities	3,850,000	1,140,887
Net Increase (Decrease) in Cash	314,919	(225,654)
Cash ‑ Beginning of year	36,059	261,713
Cash ‑ End of year	$350,978	$36,059
Significant Noncash Transactions
Series B preferred stock issued in exchange for notes payable	$-	$716,898
Debt forgiveness	-	537,000

See notes to financial statements.

5

First Wave Bio, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 1 - Nature of Business

First Wave Bio, Inc. (the "Company") is engaged in the research and development of proprietary medical solutions to address the lack of effective and safe treatments for inflammatory bowel disease. The Company’s products are also being evaluated and developed for alternative applications, such as treatment for COVID‑19 patients.

Note 2 - Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.

Credit Risk and Major Customer

Sales of products to a single customer account for 100 percent of the Company’s revenue in 2020. The Company executed a licensing agreement contract in 2020 to provide the customer with exclusive use of certain patents in defined territories. Loss of this contract could result in a loss of revenue, which could adversely affect future operations.

Trade Accounts Receivable

Accounts receivable are stated at net invoice amounts. Based on management’s review of outstanding receivable balances and historical collection information, management’s best estimate is that all balances will be collected. Accordingly, the Company has not established an allowance for doubtful accounts. Accounts receivable as of December 31, 2020 include $3,000,000 of noncash consideration that is expected to be paid in the form of stock.

Intangible Asset

The intangible asset consists of a license agreement for certain technologies from a business owned by a company founder and is being amortized using the straight‑line method. The license agreement is recorded at cost and is amortized over 20 years, the life of the agreement.

Revenue Recognition

Revenue and Cost Recognition

The Company has developed medical technologies to address certain medical conditions or diseases. The Company has only one revenue stream, which is to license its proprietary technology to other biotechnology or pharmaceutical companies. Only one licensing agreement existed during 2020. The Company has entered into an agreement with a pharmaceutical company (the "Customer") to provide the customer with exclusive development, manufacturing, and commercialization rights to the Company’s proprietary product. The Company had no revenue during the year ended December 31, 2019.

Timing of Satisfaction

In exchange for providing certain rights to the Customer, in 2020, the Company received compensation, including an upfront payment of cash and noncash consideration totaling $13,250,000. The revenue was recognized at a point in time upon execution of the agreement in 2020, as it was at that point that the customer obtained control of the licensed intellectual property. The noncash consideration was in the form of stock, and the revenue recorded represented the fair market value of the stock at the time the stock was granted. This advance payment is payable in 2021 based on the payment terms outlined in the licensing agreement.

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First Wave Bio, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 2 - Significant Accounting Policies (Continued)

The license agreement provides for royalty revenue payable to the Company quarterly, based on the Customer’s net sales of the product for such calendar quarter. The timing of revenue will coincide with the period in which the Customer’s sales were earned. No royalty revenue was recorded in 2020.

The license agreement also provides for milestone‑based payments, based on the Customer meeting certain clinical trial or regulatory approval milestones. The milestones represent variable consideration. Due to uncertainty around meeting these milestones, the variable consideration related to milestones has been restrained to $0 in determining the transaction price. No milestone payments were recorded as revenue during 2020.

Determining the Transaction Price

The transaction price of the license agreement is the amount of consideration to which the Company expects to be entitled in exchange for providing exclusive rights to the customer. At contract inception, the Company has a legally enforceable right to payment related to the advance payment of $13,250,000. The transaction price related to the royalty agreement is variable based on the Customer’s sales. The transaction price will be determined once the Customer’s sales are known. The transaction price relating to the milestone payments is also variable because the timing of those payments is determined based on the Customer meeting certain clinical trial or regulatory approval milestones. Due to uncertainty around meeting these milestones, the variable consideration related to milestones has been restrained to $0 in determining the transaction price.

Significant Payment Terms

Each component of the license agreement is subject to differing payment terms. The cash component of the advance is payable in two tranches, with tranche one being due within 10 days of the execution of the agreement and tranche two due within six months of the execution of the agreement. Payments in connection with the royalty revenue are payable within 90 days after the end of each calendar quarter. In the event a milestone is triggered related to milestone‑based revenue, payment is due within 45 days of the milestone being met.

Research and Development

Research and development expenditures of approximately $1,840,000 and $1,302,000$0 in 2020 and 2019, respectively, were charged to expense as incurred.

Foreign Currency Translation

Certain liabilities of the Company are denominated in a foreign currency and are translated into U.S. dollars at the rate of exchange in effect at the close of the period. Expenses are translated at an average rate of exchange for the period. The aggregate effect of translating the financial statements is included in the statement of operations.

Income Taxes

A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

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First Wave Bio, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 2 - Significant Accounting Policies (Continued)

Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including August 30, 2021, which is the date the financial statements were available to be issued.

Note 3 - Acquired Intangible Asset

The intangible asset of the Company at December 31, 2020 and 2019 is summarized as follows:

	2020		2019
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Amortized intangible asset ‑ License agreement	$300,000	$63,750	$300,000	$48,750

Amortization expense for the intangible asset totaled $15,000$0 for the years ended December 31, 2020 and 2019.

Estimated amortization expense for the years ending December 31 is as follows:

Years Ending	Amount

2021	$15,000
2022	15,000
2023	15,000
2024	15,000
2025	15,000
Thereafter	161,250
Total	$236,250

Note 4 - Long‑term Debt

During 2019, a note payable to a shareholder in the amount of $652,459 was converted from debt to equity, in which $115,459 was converted to Series B preferred stock, as discussed in Note 7, and the remaining $537,000 was treated as a capital contribution. Additionally, this is considered a noncash transaction, as disclosed in the statement of cash flows.

During 2020, the Company issued convertible promissory notes to various investors totaling $3,862,500. The notes bear interest at 3.0 percent, are unsecured, and mature on April 2, 2021 or upon a qualifying event if such an event occurs prior to this date. If a qualifying event does not occur, the notes are repayable in cash. Those events include an equity transaction resulting in proceeds in excess of $3,000,000 or a change in control of the Company. The notes contain a conversion feature that gives the debtholder the option to convert the notes to company stock upon a change in control of the majority of the Company’s stock. In the event of an equity transaction that exceeds $3,000,000 in proceeds, the notes automatically convert to stock at the lesser of (a) a per share priced based on a $25,000,000 valuation or (b) 80.0 percent of the lowest per share price in which the equity transaction occurred. In the event of a change in control, the notes convert to stock at the per share price based on a $25,000,000 valuation. At December 31, 2020, accrued interest of $80,007 has been recorded on the balance sheet.

Prior to 2020, the Company had issued convertible notes with stock warrants that allowed the debtholders to purchase the Company’s common stock. In total, 2,028,971 preferred stock warrants were issued, all of which were unexercised and expired in 2020. The Company estimated the value of the warrants using a Black‑Scholes valuation model, which resulted in an insignificant value.

Interest expense for 2020 and 2019 was $78,893 and $28,789, respectively.

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First Wave Bio, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 5 - Related Party Transactions

The Company incurred expenses for various consulting services that were provided by stockholders of the Company totaling $268,275 and $125,652 during 2020 and 2019, respectively. Of that amount, $241,666 and $12,931 was included in accounts payable at December 31, 2020 and 2019, respectively.

Note 6 - Income Taxes

The components of the income tax provision included in the statement of operations are all attributable to continuing operations and are detailed as follows:

	2020	2019

Current income tax expense	$2,520	$-
Deferred income tax expense (recovery)	2,280,877	(407,421)
Change in valuation reserve	(2,280,877)	407,421
Total income tax expense	$2,520	$-

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory United States federal rate to income before taxes is as follows:

	2020	2019

Income tax expense (recovery), computed at 21 percent of pretax income	$1,898,033	$(332,565)
State income tax expense at effective state tax rate	419,293	(75,026)
Effect of nondeductible expenses	(40,404)	170
Change in valuation allowance	(2,280,877)	407,421
Adjustments of prior year estimates and other	6,475	-
Total provision for income taxes	$2,520	$-

The income tax provision differs from the expense that would result from applying statutory rates to income before income taxes as a result of the utilization of net operating loss (NOL) carryforwards. The Company utilized all of its remaining NOL carryforward in 2020.

The details of the net deferred tax asset (liability) are as follows:

	2020	2019

Total deferred tax liabilities	$(5,899)	$-
Total deferred tax assets	34,557	2,309,535
Valuation allowance recognized for deferred tax assets	(28,658)	(2,309,535)
Total	$-	$-

Deferred tax liabilities result principally from differences in the value of intangible assets for financial reporting purposes and tax purposes. Deferred tax assets are a result of unused research and development credits. Realization of deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of credit carryforwards. The Company has income tax credits for tax purposes of approximately $35,000, which expire between 2035 to 2037. Due to uncertainty, a valuation allowance of approximately $29,000 and $2,310,000 has been recognized as of December 31, 2020 and 2019, respectively.

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First Wave Bio, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 7 - Capital Stock

The Company has authorized shares totaling 21,265,053, which consist of 14,165,053 shares of common stock and 7,100,000 shares of preferred stock. Both classes of stock have a par value of $0.0001 per share. Of the preferred stock, 5,100,000 shares have been designated as Series A and 2,000,000 shares as Series B.

During 2019, the Company issued 1,015,680 of Series B preferred stock totaling $2,395,283. Of that amount, $716,898 was issued in exchange for the extinguishment of certain notes payable. This amount is considered a noncash financing activity.

Series A and Series B preferred stock (Series Preferred) contain certain rights and preferences, including the following:

Dividend Rights

When determined and declared by the board of directors, Series Preferred stock holders are entitled to dividends equal to its common stock equivalent.

Voting Rights

Preferred stock holders have the rights to one vote for each share of common stock equivalent. Voting rights for preferred stock holders are equal to the voting rights and powers of common stock holders.

Liquidation Rights

Upon liquidation, dissolution, or winding‑up of the Company, the Series Preferred stock holders will be entitled to receive, in preference to any other class of the Company’s stock, an amount equal to the greater of (a) their respective original issue price per share plus all declared and unpaid dividends or (b) such amount per share as would have been payable had all shares of preferred stock been converted to common stock. The distribution preference is first to Series B preferred stock holders, second to Series A preferred stock holders, and last to common stock holders.

Conversion Rights

Any shares of Series Preferred stock may, at the option of the holder, be converted into fully paid nonassessable shares of common stock. The number of shares of common stock received shall be calculated by dividing the original issue price by the conversion price in effect at the time of the conversion. The Series A conversion price is initially equal to $1.00, and the Series B conversion price is initially equal to $2.50. These conversion prices are subject to adjustment from time to time.

The number of issued and outstanding shares of capital stock at December 31, 2020 and 2019 is as follows:

	2020	2019

Common	4,625,000	4,625,000
Series A preferred	5,073,971	5,073,971
Series B preferred	1,543,680	1,543,680
Total	11,242,651	11,242,651

Subsequent to year end, the Company granted 147,000 shares of common stock to a vendor. Those shares vest upon the closing of a change in control or sale transaction. None of the shares have vested as of the report date. Additionally, the Company granted a phantom equity award to a shareholder of the Company, which shall be paid upon the closing of a change in control, or sale transaction, in an amount equal to the cash that would have been payable to the shareholder in such transaction if the shareholder held options to purchase 84,387 shares of common stock of the Company with an exercise price of $0.15 per share.

10

First Wave Bio, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 8 - Stock Options

The Company’s Equity Incentive Plan (the "Plan"), which is board of directors approved, permits the grant of stock options to certain service providers and directors of the board. During 2020, 2,919,878 shares of common stock options were issued. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest over 4 years and expire 10 years from the issuance date. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the Plan).

The fair value of each option award is estimated on the date of grant using a Black‑Scholes option valuation model that uses the weighted‑average assumptions noted in the following table. Expected volatilities are based on historical volatility of comparable companies that are publicly held. The risk‑free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

When calculating the amount of annual compensation expense, the Company has elected not to estimate forfeitures and instead accounts for forfeitures as they occur. The compensation expense during 2020 for share‑based awards is recognized ratably over the requisite vesting period of the award.

Volatility	100.00%
Expected term (in years)	3
Risk‑free rate	0.29%

During 2020, the Company granted 2,919,878 shares of stock options, of which 2,139,294 shares were vested as of December 31, 2020. Of the stock options granted, 2,362,853 of the shares carry a four‑year vesting provision, in which two years of service were credited upon issuance; 253,161 of the shares carry a four‑year vesting provision, with no years of service credited upon issuance; and the remaining 303,864 shares issued carried a two‑month vesting provision and were 100 percent vested as of December 31, 2020. The grant‑date fair value of options granted during 2020 was approximately $0.15. The Company recorded stock option expense of $312,803 during 2020. As of December 31, 2020, there is approximately $114,000 of unrecognized compensation expense related to the unvested options. The cost is expected to be recognized over the next two years.

Note 9 - Litigation

During 2019, the Company reached a favorable settlement agreement regarding a pending legal matter. As a result, the Company received settlement proceeds totaling $707,200 in 2019, which has been recorded in Statement of Operations as litigation settlement.

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